EXHIBIT 23.3

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

April 23, 2021

TOTAL SE

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the TOTAL Holdings USA, Inc. 2021 Employee Shareholder Plan of our report of third party dated January 20, 2021, concerning our estimates of the net proved oil, condensate, and gas reserves, as of December 31, 2020, of certain fields attributable to or controlled by PAO Novatek, which is included as Exhibit 15.3 to the Annual Report on Form 20-F of TOTAL SE for the year ended December 31, 2020, filed with the United States Securities and Exchange Commission on March 31, 2021, and to the references to our firm contained in the sections entitled “Assessment process for reserves” and “Statements by experts” in such Annual Report.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716